UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 23, 2013

MGIC Investment Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Wisconsin	1-10816	39-1486475
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

250 E. Kilbourn Avenue, Milwaukee, Wisconsin		53202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	414-347-6480

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On October 23, 2013, J. Michael Lauer, who has been the Company’s Chief Financial Officer since 1989 and is the Company’s principal financial officer, advised the Company that he is retiring February 28, 2014. Mr. Lauer has agreed to be available to provide advisory services to the Company for one year after his retirement and, in consideration thereof, the Company has agreed to pay Mr. Lauer a monthly fee of $15,000 per month. Mr. Lauer may be paid additional amounts depending on the amount of advisory services provided. We anticipate entering into a written Consulting Agreement with Mr. Lauer prior to his retirement.

(c) On October 23, 2013, Timothy J. Mattke, the Company’s Controller since 2009 and the Company’s principal accounting officer, was appointed the Company’s Chief Financial Officer (and principal financial officer) effective upon Mr. Lauer’s retirement. Mr. Mattke, age 37, has been with the Company for over seven years.  Prior to his becoming Controller, he was Assistant Controller of Mortgage Guaranty Insurance Corporation (“MGIC”), the Company’s principal subsidiary, since August 2007 and prior to that was a manager in MGIC’s accounting department.  Before joining MGIC, Mr. Mattke was an audit manager and an auditor with PricewaterhouseCoopers LLP, the Company’s independent registered accounting firm.  He has a BS from the University of Wisconsin-Madison as well an MA in Accountancy from that University and is a CPA.

(d) On October 23, 2013, the Board of Directors (the “Board”) of MGIC Investment Corporation elected Cassandra C. Carr and Gary A. Poliner to the Board and appointed each of them to the Board’s Audit Committee and its Securities Investment Committee.

Ms. Carr is currently a consultant. She was Global Vice Chair of Talent at Hill+Knowlton Strategies before leaving in 2012, and spent nine years as a Senior Advisor for Public Strategies, Inc., both of which firms provide public relations services. Prior to joining Public Strategies, Ms. Carr held various senior-level positions with SBC Communications, Inc., which during her tenure became one of the world’s largest telecommunications companies, including Senior Executive Vice President, External Affairs, Senior Vice President, Human Resources, and Senior Vice President – Finance and Treasurer.

Mr. Poliner was President of Northwestern Mutual Life Insurance Company, the nation’s largest direct provider of individual life insurance, and a member of its Board of Trustees, when he retired in June 2013. Mr. Poliner also held various senior-level positions at Northwestern Mutual, including Chief Financial Officer and Chief Risk Officer.

The compensation of Ms. Carr and Mr. Poliner, including the compensation plans they are eligible to participate in, is described in the proxy statement for the Company’s 2013 Annual Meeting of Shareholders under the caption “Compensation of Directors.” On October 23, 2013, Ms. Carr and Mr. Poliner were each awarded, under the MGIC Investment Corporation Deferred Compensation Plan for Non-Employee Directors, a grant of 3374.8443 share units, representing the pro rata share of an annual grant made to each of the Company’s non-management directors. This plan and the share units are described in such proxy statement under the caption “Compensation of Directors — Deferred Compensation Plan and Annual Grant of Share Units.”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGIC INVESTMENT CORPORATION

Date: October 29, 2013	By: /s/ Jeffrey H. Lane

Jeffrey H. Lane
Executive Vice President, General Counsel and Secretary